UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2009
BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5300 California Avenue, Irvine, California 92617
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events.
As previously disclosed August 28, 2009, Broadcom Corporation, by and through its Special Litigation Committee, plaintiffs, and certain of Broadcom’s former and current officers and directors entered into a partial settlement of the consolidated shareholder derivative litigation captioned In Re Broadcom Corporation Derivative Litigation, Case No. CV-06-3252-R (CWx). On September 30, 2009, the United States District Court for the Central District of California issued an order preliminarily approving the settlement. A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for December 14, 2009. Additional information concerning the hearing and terms of the proposed settlement can be found in the Corrected Amended Notice of Proposed Settlement attached hereto as Exhibit 99.1. The notice and other documents pertaining to the proposed settlement are also available at www.broadcom.com/investors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 — Corrected Amended Notice of Proposed Settlement of Shareholder Derivative Action and Hearing (In Re Broadcom Corporation Derivative Litigation, Case No. CV-06-3252-R (CWx))

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2009	BROADCOM CORPORATION, a California corporation
	By:	/s/ Eric K. Brandt
Eric K. Brandt
Senior Vice President and Chief Financial Officer